EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Second Quarter Fiscal 2018

MINNEAPOLIS, April 12, 2018 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ:NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the second quarter of fiscal 2018.

Second quarter fiscal 2018 financial and operating results include (with growth rates compared to second quarter of fiscal 2017):

  Consolidated net sales increased 39.7% to a quarterly record $12,214,000
  ZERUST® product net sales increased 41.0% to $10,191,000
  ZERUST® product net sales include sales of $3,195,000 from NTIC China, which represents an increase of 82.6%
  Natur-Tec® product net sales increased 33.5% to a quarterly record $2,023,000
  Joint venture operating income increased 33.0% to $3,415,000
  Net income attributable to NTIC increased 244.4% to $1,333,000
  Net income attributable to NTIC was $0.29 per diluted share, an increase of 222.2%, which includes a one-time provisional adjustment charge due to U.S. tax reform of $700,000 or $0.15 per diluted share
  Excluding the one-time impact of U.S. tax reform, non-GAAP adjusted net income attributable to NTIC increased 425.3% to $2,033,000, or $0.44 per diluted share

“NTIC achieved record quarterly sales and net income due to strong global demand and market share growth,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC. “I’m also very encouraged by the 82.6% sales increase at NTIC China over the prior fiscal year period and nearly 10% growth from the first quarter of fiscal 2018.  Higher net sales combined with stable expenses drove significant improvements in profitability.”

NTIC’s consolidated net sales increased 39.7% to $12,214,000 during the three months ended February 28, 2018, compared to $8,743,000 for the three months ended February 28, 2017.  This increase was a result of increased demand across all NTIC segments.  For the first half of fiscal 2018, consolidated net sales increased 28.8% to $23,757,000, compared to $18,445,000 for the same period last fiscal year.

The following table sets forth NTIC’s net sales by product category for the three and six months ended February 28, 2018, and February 28, 2017, by segment:

	Three Months Ended
	February 28, 2018	% of Net Sales	February 28, 2017	% of Net Sales	% Change
ZERUST® industrial net sales	$8,798,319	72.0%	$6,588,801	75.4%	33.5%
ZERUST® joint venture net sales	814,122	6.7%	433,317	5.0%	87.9%
ZERUST® oil & gas net sales	579,018	4.7%	205,909	2.3%	181.2%
Total ZERUST® net sales	$10,191,459	83.4%	$7,228,027	82.7	41.0%
Total Natur-Tec® sales	2,022,516	16.6%	1,514,876	17.3%	33.5%
Total net sales	$12,213,975	100.0%	$8,742,903	100.0%	39.7%

	Six Months Ended
	February 28, 2018	% of Net Sales	February 28, 2017	% of Net Sales	% Change
ZERUST® industrial net sales	$17,534,583	73.8%	$13,107,090	71.0%	33.8%
ZERUST® joint venture net sales	1,321,753	5.6%	1,253,375	6.8%	5.5%
ZERUST® oil & gas net sales	862,860	3.6%	952,240	5.2%	(9.4)%
Total ZERUST® net sales	$19,719,196	83.0%	$15,312,705	83.0%	28.8%
Total Natur-Tec® sales	4,037,817	17.0%	3,132,221	17.0%	28.9%
Total net sales	$23,757,013	100.0%	$18,444,926	100.0%	28.8%

NTIC’s joint venture operating income increased 33.0% to $3,415,000 during the three months ended February 28, 2018, compared to joint venture operating income of $2,567,000 during the three months ended February 28, 2017.  This increase was attributable to a corresponding increase in total net sales of the joint ventures as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which were $30,221,000 during the three months ended February 28, 2018, compared to $22,963,000 for the three months ended February 29, 2017.  Year-to-date, NTIC’s joint venture operating income increased 29.2% to $6,663,000, compared to joint venture operating income of $5,157,000 during the six months ended February 28, 2017.  Net sales of NTIC’s joint ventures increased 24.5% to $58,719,000 during the six months ended February 28, 2018, compared to $47,163,000 for the six months ended February 28, 2017.

Operating expenses, as a percent of net sales, for the second quarter of fiscal 2018 were 44.0%, compared to 55.3% for the same period last fiscal year.  This reduction was primarily due to higher net sales and lower general and administrative expenses, partially offset by higher selling and research and development expenses.  Year-to-date, operating expenses, as a percent of net sales, were 46.3%, compared to 54.1% for the same period last fiscal year.

Net income attributable to NTIC for the second quarter of fiscal 2018 increased 256.6% to $1,333,000, or $0.29 per diluted share, from $387,000, or $0.09 per diluted share for the same period last fiscal year.  Excluding the $700,000, or $0.15 per diluted share one-time impact of U.S. tax reform, second quarter fiscal 2018 non-GAAP net income attributable to NTIC was $2,033,000, or $0.44 per diluted share.

Net income attributable to NTIC for the first half of fiscal 2018 increased 259.8% to $2,416,000, or $0.52 per diluted share, from $685,000, or $0.15 per diluted share, for the same period last fiscal year.  Excluding the $700,000, or $0.15 per diluted share one-time provisional impact of U.S. tax reform, net income attributable to NTIC for the first half of fiscal 2018 was $3,116,000, or $0.67 per diluted share.

Please see the tables and information below for a reconciliation of non-GAAP adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share to the comparable GAAP measures.

NTIC’s balance sheet remains strong, with no debt, and working capital of $22,194,000 at February 28, 2018, including $5,067,000 in cash and cash equivalents and $3,268,000 in available for sale securities, compared to $21,173,000 at August 31, 2017, including $6,360,000 in cash and cash equivalents and $3,767,000 in available for sale securities.

At February 28, 2018, the company had $22,260,000 of investments in joint ventures, of which over $12,400,000, or 55.7%, is cash, with the remaining balance mostly made up of other working capital.

Mr. Lynch added, “As expected, oil and gas sales improved in the second quarter.  We believe our oil and gas products provide compelling solutions within this large and growing market segment and we expect improving sales in the coming quarters.  Momentum throughout NTIC’s business segments remains strong and I am excited about our opportunities for the remainder of the fiscal year and beyond.  We are on track towards achieving our fiscal 2019 goals of over $60 million in net sales and $2.00 per diluted share in net income attributable to NTIC that we outlined two years ago.”

Outlook

For the fiscal year ending August 31, 2018, NTIC is increasing its net sales expectations to be in the range of $48.0 million to $49.0 million, compared to its previous net sales expectations of $46.0 million to $47.0 million.  The company is also increasing is earnings guidance, and now anticipates net income attributable to NTIC to be in the range of $6.5 million to $6.8 million, or $1.40 to $1.45 per diluted share, which includes the $0.15 per diluted share one-time charge associated with U.S. tax reform. This compares to previous earnings guidance of $5.0 million to $5.3 million, or $1.10 to $1.15 per diluted share, which did not take into consideration any impact from U.S. tax reform.

These estimates are subject to significant risks and uncertainties, including those described below under the heading “Forward-Looking Statements.”

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the second quarter of fiscal 2018 and its future outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 5967489.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents.  NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), NTIC uses certain non-GAAP financial measures. In this release, NTIC uses the non-GAAP financial measures, net income attributable to NTIC, as adjusted to exclude the one-time impact due to U.S. tax reform and net income attributable to NTIC per diluted share, as adjusted to exclude the one-time impact due to U.S. tax reform. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Non-GAAP measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP. When analyzing NTIC’s operating performance, investors should not consider NTIC’s adjusted net income as a substitute for NTIC’s net income prepared in accordance with GAAP. In addition, investors should note that any non-GAAP financial measures used by NTIC may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever NTIC uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Reconciliations of adjusted non-GAAP measures to reported GAAP measures are included in the financial tables contained in this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations regarding its financial guidance for fiscal 2018, the future success of its oil and gas business and overall business model, ability to achieve its fiscal 2019 goals, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order: the ability of NTIC to achieve its annual financial guidance and continue to pay dividends; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or its other joint ventures on NTIC’s business and operating results; the effect on NTIC’s business and operating results of the termination of NTIC’s joint venture relationship in China and sale of products and services in China through NTIC China; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner; the effect of United Kingdom’s exit from the European Union, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including the new tax reform law, which could result in a write-down of our deferred tax assets, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2017 filed by NTIC with the SEC on November 21, 2017 and its most recent quarterly report on Form 10-Q for the quarter ended November 30, 2017 filed by NTIC with the SEC on January 12, 2018. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 28, 2018 (UNAUDITED)
AND AUGUST 31, 2017 (AUDITED)

	February 28, 2018	August 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,067,087	$6,360,201
Available for sale securities	3,268,426	3,766,984
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts
of $40,000 at February 28, 2018 and August 31, 2017	8,310,043	5,912,631
Trade joint ventures	447,380	691,752
Fees for services provided to joint ventures	1,365,325	1,302,944
Income taxes	309,379	137,256
Inventories	9,126,171	7,456,552
Prepaid expenses	1,024,652	439,298
Total current assets	28,918,463	26,067,618

PROPERTY AND EQUIPMENT, NET	7,155,946	7,359,662

OTHER ASSETS:
Investments in joint ventures	22,259,526	20,035,074
Deferred income taxes	1,056,565	1,756,565
Patents and trademarks, net	1,241,618	1,322,089
Other	—	71,685
Total other assets	24,557,709	23,185,413
Total assets	$60,632,118	$56,612,693

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,221,257	$2,676,610
Income taxes payable	342,853	—
Accrued liabilities:
Payroll and related benefits	1,435,921	1,540,386
Other	677,126	677,621
Total current liabilities	6,677,157	4,894,617

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000.000 shares at February 28, 2018 and 10,000,000 shares; issued and outstanding 4,537,408 and 4,535,018, respectively	90,748	90,700
Additional paid-in capital	14,397,851	14,163,509
Retained earnings	38,633,704	37,077,483
Accumulated other comprehensive loss	(2,070,752)	(2,471,064)
Stockholders’ equity	51,051,551	48,860,628
Non-controlling interest	2,903,410	2,857,448
Total equity	53,954,961	51,718,076
Total liabilities and equity	$60,632,118	$56,612,693

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2018 AND 2017

	Three Months Ended		Six Months Ended
	February 28, 2018	February 28, 2017	February 28, 2018	February 28, 2017
NET SALES:
Net sales, excluding joint ventures	$11,399,853	$8,309,586	$22,435,260	$17,191,551
Net sales, to joint ventures	814,122	433,317	1,321,753	1,253,375
Total net sales	12,213,975	8,742,903	23,757,013	18,444,926

Cost of goods sold	8,012,836	5,870,186	15,901,306	12,482,952
Gross profit	4,201,139	2,872,717	7,855,707	5,961,974

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,805,997	1,383,139	3,547,325	2,657,143
Fees for services provided to joint ventures	1,608,890	1,184,028	3,116,032	2,499,619
Total joint venture operations	3,414,887	2,567,167	6,663,357	5,156,762

OPERATING EXPENSES:
Selling expenses	2,643,636	2,246,482	5,243,585	4,285,566
General and administrative expenses	1,805,216	1,842,528	4,024,961	4,314,308
Research and development expenses	922,746	742,037	1,721,477	1,384,559
Total operating expenses	5,371,598	4,831,047	10,990,023	9,984,433

OPERATING INCOME	2,244,428	608,837	3,529,041	1,134,303

INTEREST INCOME	24,883	4,516	48,939	8,079
INTEREST EXPENSE	(5,779)	(3,470)	(10,868)	(8,093)

INCOME BEFORE INCOME TAX EXPENSE	2,263,532	609,883	3,567,112	1,134,289

INCOME TAX EXPENSE	841,909	124,909	946,900	242,622

NET INCOME	1,421,623	484,974	2,620,212	891,667

NET INCOME ATTRIBUTABLE TO NON-
CONTROLLING INTERESTS	88,776	98,008	203,739	207,062

NET INCOME ATTRIBUTABLE TO NTIC	$1,332,847	$386,966	$2,416,473	$684,605

NET INCOME ATTRIBUTABLE TO NTIC PER
COMMON SHARE:
Basic	$0.29	$0.09	$0.53	$0.15
Diluted	$0.29	$0.09	$0.52	$0.15

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	4,537,408	4,525,091	4,537,368	4,527,555
Diluted	4,673,338	4,562,024	4,641,042	4,559,485
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.10	$0.00	$0.20	$0.00

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)

NTIC has provided non-GAAP financial measures, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP), as information supplemental and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following table provides reconciliations of financial measures calculated and reported in accordance with GAAP as well as adjusted non-GAAP financial measures presented in the accompanying release. NTIC believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of its ongoing operations, and how management views the business. The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per common share.

	Three Months Ended February 28,		Six Months Ended February 28,
	2018	2017	2018	2017
Net income attributable to NTIC, as reported	$1,332,847	$386,966	$2,416,473	$684,605
Net income attributable to NTIC per diluted common share, as reported	$0.29	$0.09	$0.52	$0.15
Impact of U.S. tax reform on net income attributable to NTIC(1):	$700,000	—	$700,000	—
Impact of U.S. tax reform on net income attributable to NTIC per diluted common share(1):	$0.15	—	$0.15	—
Non-GAAP net income attributable to NTIC, as adjusted	$2,032,847	$386,966	$4,848,341	$684,605
Weighted average common shares assumed outstanding	4,673,338	4,562,024	4,641,042	4,559,485
Non-GAAP net income attributable to NTIC per diluted common share, as adjusted	$0.44	$0.09	$0.67	$0.15

______________________________
(1)  On December 22, 2017, the Tax Cuts and Jobs Act (Tax Reform Act), was enacted, which among other things, lowered the U.S. corporate tax rate from 35% to 21%, implemented a territorial tax system from a worldwide system and imposed a tax on deemed repatriation of earnings of foreign subsidiaries. During second quarter of fiscal 2018, NTIC recorded provisional tax amounts for the one-time deemed repatriation tax on NTIC’s historical undistributed earnings and profits of foreign affiliates and the re-measurement of certain deferred tax assets. NTIC’s accounting for the Tax Reform Act will be completed during the one-year measurement period allowed under Staff Accounting Bulletin 118. The actual impact of the Tax Reform Act may differ from NTIC’s estimates, due to, among other things, changes in interpretations and assumptions NTIC has made, guidance that may be issued, and changes in its structure or business model. In addition, the anticipated impact does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings. The Tax Reform Act required the re-measurement of NTIC’s net deferred taxes as of the date of enactment which resulted in a one-time non-cash charge of $700,000.

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600